UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2023

MONOPAR THERAPEUTICS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39070	32-0463781
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Skokie Blvd., Suite 350, Wilmette, IL	60091
(Address of principal executive offices)	(Zip Code)

(847) 388-0349

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	MNPR	The Nasdaq Stock Market LLC
(Nasdaq Capital Market)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 7.01	Regulation FD Disclosure.

 On March 27, 2023, Monopar Therapeutics Inc. (“Monopar”) issued a press release announcing completion of a pre-specified interim analysis for its Validive Phase 2b/3 VOICE trial for the prevention of severe oral mucositis (“SOM”) in patients undergoing chemoradiotherapy for oropharyngeal cancer.

The press release is furnished as Exhibit 99.1 to this report and incorporated herein by reference.

Item 8.01	Other Events.

The pre-specified interim analysis for Monopar’s Validive Phase 2b/3 VOICE trial included the first approximately 50% of the total planned patients to be enrolled. It was conducted by an independent Data Safety Monitoring Board (“DSMB”), which informed Monopar that the trial did not meet the pre-defined threshold for efficacy of a 15% absolute difference in SOM prevention between Validive and placebo. The DSMB also reported that there were no safety concerns attributed to Validive. Based on not meeting the pre-specified efficacy threshold, Monopar announced today that it will be discontinuing the study along with the active development of Validive. Monopar expects to now focus on re-deploying the financial and human resources previously dedicated to Validive in order to advance its Phase 1b camsirubicin clinical trial and MNPR-101 radiopharmaceutical program partnered with NorthStar Medical Radioisotopes.

Based on the discontinuation of the study and active development of Validive, Monopar believes it has sufficient funds to support its currently planned activities further beyond the first quarter of 2024.

Forward-Looking Statements

Statements contained in this report regarding matters that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Examples of these forward-looking statements include statements concerning: that Monopar remains focused on re-deploying the financial and human resources previously dedicated to Validive to advance its Phase 1b camsirubicin clinical trial and its MNPR-101 radiopharmaceutical program; and that Monopar also noted it has sufficient funds to support its currently planned activities further beyond the first quarter of 2024. The forward-looking statements involve risks and uncertainties including, but not limited to: not successfully recruiting patients in Monopar’s Phase 1b camsirubicin clinical trial within expected timeframes, if at all; the Phase 1b camsirubicin clinical trial does not provide safety or efficacy data; MNPR-101 radiopharmaceutical program partnered with NorthStar does not prove safe or efficacious;  Monopar does not have sufficient resources to support its currently planned activities further beyond the first quarter of 2024 and is unable to raise funds; and the significant general risks and uncertainties surrounding the research, development, regulatory approval, and commercialization of therapeutics. Actual results may differ materially from those expressed or implied by such forward-looking statements. Risks are described more fully in Monopar's filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made. Monopar undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made. Any forward-looking statements contained in this press release represent Monopar’s views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release Dated March 27, 2023

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Monopar Therapeutics Inc.

Date: March 27, 2023	By:	/s/ Kim R. Tsuchimoto
	Name:	Kim R. Tsuchimoto
	Title:	Chief Financial Officer, Secretary and Treasurer

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